SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 16, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

0-2429	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2007, Gulf Power Company (the “Company”) filed an amendment to its amended and restated Articles of Incorporation, as amended, with the Secretary of State of the State of Florida (the “Amendment”). The Amendment sets forth the rights and preferences of the Company’s Series 2007A 6.45% Preference Stock, Non-Cumulative, Par Value $100 Per Share (the “Preference Stock”).

Item 8.01.	Other Events.

On October 16, 2007, the Company entered into an Underwriting Agreement covering the issue and sale by the Company of 450,000 shares of the Preference Stock. The Preference Stock was registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Nos. 333-138480, 333-138480-01 and 333-138480-02) of the Company.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

1.4	Underwriting Agreement, dated October 16, 2007, relating to the Preference Stock among the Company and Banc of America Securities LLC and Lehman Brothers Inc., as the Underwriters.

4.5	Amendment to the amended and restated Articles of Incorporation of the Company, dated October 17, 2007.

5.2	Opinion of Beggs & Lane, a Registered Limited Partnership relating to the Preference Stock.

12.1	Computation of ratio of earnings to fixed charges.

12.2	Computation of ratio of earnings to fixed charges plus preferred and preference dividend requirements (pre-income tax basis).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2007	GULF POWER COMPANY
By /s/Susan D. Ritenour Susan D. Ritenour Secretary and Treasurer